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                                                                   EXHIBIT 12.01

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In millions of dollars)

                                                                                                   THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                       MARCH 31,
                                                 --------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                    2002      2001    2000(1)   1999(1)   1998(1)    2003      2002
                                                 --------  --------  --------  --------  --------  --------  --------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
   INTEREST ON DEPOSITS)                         $  6,282  $  8,316  $  8,722  $  7,795  $  7,308  $  1,473  $  1,693
  INTEREST FACTOR IN RENT EXPENSE                     322       303       283       235       213        92        74
                                                 --------  --------  --------  --------  --------  --------  --------

   TOTAL FIXED CHARGES                           $  6,604  $  8,619  $  9,005  $  8,030  $  7,521  $  1,565  $  1,767
                                                 ========  ========  ========  ========  ========  ========  ========

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGES       $ 16,166  $ 15,221  $ 12,876  $ 10,496  $  6,732  $  4,592  $  3,781
  FIXED CHARGES                                     6,604     8,619     9,005     8,030     7,521     1,565     1,767
                                                 --------  --------  --------  --------  --------  --------  --------

   TOTAL INCOME                                  $ 22,770  $ 23,840  $ 21,881  $ 18,526  $ 14,253  $  6,157  $  5,548
                                                 ========  ========  ========  ========  ========  ========  ========

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                     3.45      2.77      2.43      2.31      1.90      3.93      3.14
                                                 ========  ========  ========  ========  ========  ========  ========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                               $ 15,079  $ 20,181  $ 22,045  $ 18,606  $ 18,868  $  3,353  $  3,544
  INTEREST FACTOR IN RENT EXPENSE                     322       303       283       235       213        92        74
                                                 --------  --------  --------  --------  --------  --------  --------

   TOTAL FIXED CHARGES                           $ 15,401  $ 20,484  $ 22,328  $ 18,841  $ 19,081  $  3,445  $  3,618
                                                 ========  ========  ========  ========  ========  ========  ========

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGES       $ 16,166  $ 15,221  $ 12,876  $ 10,496  $  6,732  $  4,592  $  3,781
  FIXED CHARGES                                    15,401    20,484    22,328    18,841    19,081     3,445     3,618
                                                 --------  --------  --------  --------  --------  --------  --------

   TOTAL INCOME                                  $ 31,567  $ 35,705  $ 35,204  $ 29,337  $ 25,813  $  8,037  $  7,399
                                                 ========  ========  ========  ========  ========  ========  ========

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                     2.05      1.74      1.58      1.56      1.35      2.33      2.05
                                                 ========  ========  ========  ========  ========  ========  ========

(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.